Exhibit 99.1

PowerFleet Reports Fourth Quarter and Full Year 2021 Financial Results

Q4 2021 Revenue Up 17% Year-over-Year to $34.4 million, Driving Record Full Year Revenue of $126.2 Million

Woodcliff Lake, NJ — March 9, 2022 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader of subscription-based wireless solutions that manage enterprise assets for seamless business operations, reported results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

●	Total revenue was $34.4 million, up 17% year-over-year.

●	High margin, recurring and services revenue increased 10.5% year-over-year to $19.1 million, or 56% of total revenue.

●	Strong balance sheet with $26.8 million in cash and cash equivalents and working capital of $43.6 million at quarter-end.

Full Year 2021 Financial Highlights

●	Total revenue was $126.2 million, up 11% year-over-year.

●	High margin, recurring and services revenue increased 8% to $73.2 million, or 58% of total revenue.

Fourth Quarter 2021 and Recent Operational Highlights

●	Appointed experienced software industry leader Steve Towe as the Company’s new Chief Executive Officer (CEO). Towe replaces Chris Wolfe, who retired from the Company after serving as CEO since December 2016.

●	Expanded adoption of PowerFleet Telematics Solution with Kautex, a top global automotive supplier.

●	Selected by Atlas Van Lines, one of the largest household goods movers in the U.S., to upgrade its trailer tracking solution.

Management Commentary

“The fourth quarter marked a strong finish to 2021, highlighted by 17% year-over-year topline growth and a 11% increase in high margin, recurring and services revenue in the quarter,” said PowerFleet CFO Ned Mavrommatis. “Our robust growth in the quarter was driven by broad-based sales in our domestic market along with continued demand from our international customer base. We ended the year with a solid balance sheet with $26.8 million in cash and cash equivalents and $43.6 million in working capital, providing us with sufficient resources to execute our transformational growth strategy in 2022.”

PowerFleet CEO Steve Towe commented: “It has been a busy and productive period since I joined as CEO in January. Over the last two months, we began implementing the initial phase of our long-term strategic roadmap, which is designed to establish PowerFleet as a fully mission critical software provider for the $58 billion global IoT market. The pandemic accelerated our customers’ digital transformations and the need for fully integrated data solutions that unify their business operations and provide full visibility across their supply chains. Our focus in 2022 is to establish a world-class SaaS and AI platform to maximize the impact we make for our customers and increase the wallet share we can derive in the future. Longer term, we expect successful execution against our strategy to translate to international revenue growth and a highly scalable, repeatable, and profitable global organization.”

Fourth Quarter 2021 Financial Results

Total revenue increased 17% to $34.4 million from $29.4 million in the same year-ago period.

Services revenue was $19.1 million, or 56% of total revenue, an improvement compared to $17.3 million, or 59% of total revenue, in the same year-ago period. Product revenue, which drives future services revenue, was $15.3 million, or 44% of total revenue, compared to $12.1 million, or 41% of total revenue, in the same year-ago period.

Gross profit was $15.4 million, or 45% of total revenue, compared to $15.2 million, or 52% of total revenue, in the same year-ago period. Service gross profit was $12.4 million, or 65% of total service revenue, compared to $11.2 million, or 65% of total service revenue, in the same year-ago period. Product gross profit was $3.1 million, or 20% of total product revenue, compared to $3.9 million, or 32% of total product revenue, in the same year-ago period. Product gross profit was impacted in Q4 2021 by product mix, higher costs associated with supply chain issues and electronic component shortages and inflation.

Selling, general and administrative expenses were $16.1 million, compared to $14.0 million in the prior quarter and $12.9 million in the same year-ago period. The increase in selling, general and administrative expenses was primarily due to $1 million of recruiting fees and severance costs related to the prior CEO’s departure. Research and development expenses were $2.8 million, compared to $2.3 million in the same year-ago period.

Net loss attributable to common stockholders totaled $7.9 million, or $(0.23) per basic and diluted share (based on 35.0 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $3.5 million, or $(0.12) per basic and diluted share, in the same year-ago period (based on 30.2 million weighted average shares outstanding).

Non-GAAP net loss, a non-GAAP metric, totaled $(245,000), or $(0.01) per basic and diluted share (based on 35.1 million weighted average basic and diluted shares outstanding), compared to non-GAAP net income of $2.0 million, or $0.07 per basic and $0.05 diluted share (based on 30.2 million weighted average basic shares outstanding and 38.1 million weight average diluted shares outstanding), in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $1.0 million, compared to adjusted EBITDA of $3.2 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $26.8 million in cash and cash equivalents. The company’s working capital position at quarter-end was $43.6 million.

Full Year 2021 Financial Results

Total revenue increased 11% to $126.2 million from $113.6 million in the same year-ago period.

Services revenue was $73.2 million, or 58% of total revenue, an improvement compared to $67.9 million, or 60% of total revenue, in the same year-ago period. Product revenue, which drives future services revenue, was $53.0 million, or 42% of total revenue, an improvement compared to $45.7 million, or 40% of total revenue, in the same year-ago period.

Gross profit was $60.2 million, or 48% of total revenue, compared to $59.0 million, or 52% of total revenue, in the same year-ago period. Service gross profit was $46.6 million, or 64% of total service revenue, compared to $43.6 million, or 64% of total service revenue, in the same year-ago period. Product gross profit was $13.5 million, or 26% of total product revenue, compared to $15.4 million, or 34% of total product revenue, in the same year-ago period.

Selling, general and administrative expenses were $57.1 million, compared to $51.9 million in the same year-ago period. Research and development expenses were $11.1 million, compared to $10.6 million in the same year-ago period.

Net loss attributable to common stockholders totaled $18.2 million, or $(0.52) per basic and diluted share (based on 34.6 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $13.6 million, or $(0.46) per basic and diluted share, in the same year-ago period (based on 29.7 million weighted average shares outstanding).

Non-GAAP net income, a non-GAAP metric, totaled $820,000, or $0.02 per basic and $0.02 per diluted share (based on 34.6 million weighted average basic shares outstanding and 42.7 million weighted average diluted shares outstanding), compared to non-GAAP net income of $3.7 million, or $0.12 per basic and $0.10 diluted share (based on 29.7 million weighted average basic shares outstanding and 37.1 million weight average diluted shares outstanding), in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $6.2 million, a decrease from adjusted EBITDA of $9.1 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today (Wednesday, March 9, 2022) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

PowerFleet management will host the presentation, followed by a question-and-answer session.

Toll Free: 888-506-0062

International: 973-528-0011

Entry code: 237418

The conference call will be broadcast simultaneously and available for replay here and in via the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at 949-574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2021	2020	2021

Net loss attributable to common stockholders	$(3,542,000)	$(7,915,000)	$(13,606,000)	$(18,072,000)
Non-controlling interest	7,000	-	(3,000)	(5,000)
Preferred stock dividend and accretion	1,177,000	1,196,000	4,599,000	4,784,000
Interest (income) expense, net	291,000	348,000	2,276,000	1,910,000
Other (income) expense, net	109,000	(2,000)	102,000	(7,000)
Income tax (benefit) expense	(144,000)	1,906,000	1,038,000	2,607,000
Depreciation and amortization	2,266,000	2,177,000	8,425,000	8,553,000
Stock-based compensation	1,064,000	1,296,000	4,142,000	4,416,000
Foreign currency translation	2,014,000	1,054,000	1,989,000	1,043,000
Severance related expenses	-	954,000	-	954,000
Impact of the fair value mark-up of acquired inventory	-	-	124,000	-

Adjusted EBITDA	$3,242,000	$1,014,000	$9,086,000	$6,183,000

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss) Financial Measures

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2021	2020	2021

Net loss attributable to common stockholders	$(3,542,000)	$(7,915,000)	$(13,606,000)	$(18,072,000)
Preferred stock dividend and accretion	1,177,000	1,196,000	4,599,000	4,784,000
Other (income) expense, net	109,000	(2,000)	102,000	(7,000)
Intangible assets amortization expense	1,333,000	1,274,000	5,329,000	5,153,000
Stock-based compensation	1,064,000	1,296,000	4,142,000	4,416,000
Foreign currency translation	2,014,000	1,054,000	1,989,000	1,043,000
Non-cash portion of income tax expense	(149,000)	1,898,000	991,000	2,549,000
Severance related expenses	-	954,000	-	954,000
Impact of the fair value mark-up of acquired inventory	-	-	124,000	-
Non-GAAP net income (loss) attributable to common stockholders	$2,006,000	$(245,000)	$3,670,000	$820,000

Non-GAAP net income (loss) attributable to common stockholders - basic	$0.07	$(0.01)	$0.12	$0.02
Non-GAAP net income (loss) attributable to common stockholders - diluted	$0.05	$(0.01)	$0.10	$0.02
Weighted average common shares outstanding - basic	30,227,000	35,083,000	29,703,000	34,571,000
Weighted average common shares outstanding - diluted	38,130,000	35,083,000	37,057,000	42,720,000

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader of subscription-based wireless solutions that manage enterprise assets for seamless business operations. PowerFleet’s patented technologies are the proven solution for organizations that must monitor and analyze their assets to improve safety, increase efficiency, reduce costs, and drive profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. PowerFleet’s global headquarters are in Woodcliff Lake, New Jersey, with additional offices around the globe. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2020. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayir.com

(949) 574-3860

PowerFleet Media Contact

Maggie Hayes

powerfleet@n6a.com

908-433-3334

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2021	2020	2021
		(Unaudited)		(Unaudited)
Revenue:
Products	$12,135,000	$15,310,000	$45,651,000	$52,981,000
Services	17,292,000	19,113,000	67,942,000	73,227,000

	29,427,000	34,423,000	113,593,000	126,208,000
Cost of revenue:
Cost of products	8,194,000	12,259,000	30,219,000	39,445,000
Cost of services	6,048,000	6,761,000	24,357,000	26,580,000

	14,242,000	19,020,000	54,576,000	66,025,000

Gross Profit	15,185,000	15,403,000	59,017,000	60,183,000

Operating expenses:
Selling, general and administrative expenses	12,973,000	16,112,000	51,878,000	57,100,000
Research and development expenses	2,308,000	2,799,000	10,597,000	11,058,000

	15,281,000	18,911,000	62,475,000	68,158,000

Loss from operations	(96,000)	(3,508,000)	(3,458,000)	(7,975,000)
Interest income	14,000	10,000	55,000	45,000
Interest expense	(304,000)	(357,000)	(2,330,000)	(1,954,000)
Foreign currency translation of debt	(2,007,000)	(961,000)	(2,137,000)	(810,000)
Other (expense) income, net	(109,000)	3,000	(102,000)	8,000

Net loss before income taxes	(2,502,000)	(4,813,000)	(7,972,000)	(10,686,000)

Income tax benefit (expense)	144,000	(1,906,000)	(1,038,000)	(2,607,000)

Net loss before non-controlling interest	(2,358,000)	(6,719,000)	(9,010,000)	(13,293,000)
Non-controlling interest	(7,000)	-	3,000	5,000

Net loss	(2,365,000)	(6,719,000)	(9,007,000)	(13,288,000)
Accretion of preferred stock	(168,000)	(168,000)	(672,000)	(672,000)
Preferred stock dividends	(1,009,000)	(1,028,000)	(3,927,000)	(4,112,000)

Net loss attributable to common stockholders	$(3,542,000)	$(7,915,000)	$(13,606,000)	$(18,072,000)

Net loss per share - basic and diluted	$(0.12)	$(0.23)	$(0.46)	$(0.52)

Weighted average common shares outstanding - basic and diluted	30,227,000	35,083,000	29,703,000	34,571,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of December 31,
	2020	2021
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,127,000	$26,452,000
Restricted cash	308,000	308,000
Accounts receivable, net	24,147,000	32,094,000
Inventory, net	12,873,000	18,243,000
Deferred costs - current	3,128,000	1,762,000
Prepaid expenses and other current assets	6,184,000	9,051,000
Total current assets	64,767,000	87,910,000

Deferred costs - less current portion	2,233,000	249,000
Fixed assets, net	8,804,000	8,988,000
Goodwill	83,344,000	83,487,000
Intangible assets, net	31,276,000	26,122,000
Right of use asset	9,700,000	9,787,000
Severance payable fund	4,056,000	4,359,000
Deferred tax asset	12,269,000	4,262,000
Other assets	3,115,000	4,703,000
Total assets	$219,564,000	$229,867,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$5,579,000	$6,114,000
Accounts payable and accrued expenses	20,225,000	29,015,000
Deferred revenue - current	7,339,000	6,519,000
Lease liability - current	2,755,000	2,640,000
Total current liabilities	35,898,000	44,288,000

Long-term debt, less current maturities	23,179,000	18,110,000
Deferred revenue - less current portion	6,006,000	4,428,000
Lease liability - less current portion	7,050,000	7,368,000
Accrued severance payable	4,714,000	4,887,000
Deferred tax liability	10,763,000	5,220,000
Other long-term liabilities	674,000	706,000

Total liabilities	88,284,000	85,007,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	51,992,000	52,663,000

STOCKHOLDERS’ EQUITY	-	-
Total Powerfleet, Inc. stockholders’ equity	79,213,000	92,111,000
Non-controlling interest	75,000	86,000
Total equity	79,288,000	92,197,000
Total liabilities and stockholders’ equity	$219,564,000	$229,867,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Year Ended December 31,
	2020	2021
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(9,007,000)	$(13,288,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	(3,000)	(5,000)
Inventory reserve	260,000	(22,000)
Stock based compensation expense	4,259,000	4,676,000
Depreciation and amortization	8,425,000	8,553,000
Right-of-use assets, non-cash lease expense	2,832,000	2,859,000
Bad debt expense	1,035,000	1,442,000
Change in contingent consideration	-	-
Other non-cash items	23,000	305,000
Deferred taxes	359,000	2,607,000
Changes in:
Operating assets and liabilities	665,000	(12,146,000)

Net cash (used in) provided by operating activities	8,848,000	(5,019,000)

Cash flows from investing activities:
Proceeds from sale of property and equipment	75,000	-
Capital expenditures	(3,373,000)	(3,398,000)
Purchases of investments	-	-
Proceeds from the sale and maturities of investments	-	-

Net cash used in investing activities	(3,298,000)	(3,398,000)

Cash flows from financing activities:
Net proceeds from stock offering	4,041,000	26,867,000
Payment of preferred stock dividend	-	(4,112,000)
Repayment of convertible note	(5,000,000)	-
Repayment of long-term debt	(2,858,000)	(5,709,000)
Short-term bank debt, net	(262,000)	(270,000)
Proceeds from exercise of stock options	556,000	229,000
Purchase of treasury stock upon vesting of restricted stock	(423,000)	(794,000)

Net cash (used in) provided by financing activities	(3,946,000)	16,211,000

Effect of foreign exchange rate changes on cash and cash equivalents	128,000	531,000
Net increase in cash, cash equivalents and restricted cash	1,732,000	8,325,000
Cash, cash equivalents and restricted cash - beginning of period	16,703,000	18,435,000

Cash, cash equivalents and restricted cash - end of period	$18,435,000	$26,760,000